UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 13, 2019

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 Market Street

San Francisco, CA 94103-1410

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	DLB	The New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Dolby Laboratories, Inc. (the “Company”) announces that the Board of Directors (the “Board”) of the Company has appointed Anjali Sud to the Board, effective as of May 13, 2019, to serve until the Company’s 2020 annual meeting of stockholders or until her successor is duly elected and qualified. On May 14, 2019, the Company issued a press release announcing the appointment, the full text of which is filed as Exhibit 99.1 and incorporated herein by reference.

Ms. Sud currently serves as the Chief Executive Officer of Vimeo, Inc., a wholly-owned subsidiary of IAC/InterActiveCorp, and provider of cloud-based software tools that enable creative professionals, marketers and enterprises to stream, host, distribute and monetize videos online and across devices. Ms. Sud has held various positions at Vimeo since July 2014, before being promoted to CEO in July 2017. Prior to Vimeo, Ms. Sud served in various positions at Amazon.com, Inc. from 2010 to 2014, most recently as Director of Marketing. Ms. Sud holds a B.S. degree from the Wharton School at the University of Pennsylvania and an M.B.A. from Harvard Business School.

The Board has affirmatively determined that Ms. Sud is independent under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange.

Ms. Sud will be compensated for her service on the Board in accordance with the Company’s standard compensation policy for non-employee directors, the terms of which are described in the section entitled “Compensation of Directors” in the Company’s proxy statement for its 2019 annual meeting of stockholders, filed with the SEC on December 19, 2018. In addition, Ms. Sud will enter into the Company’s standard form of indemnification agreement, a copy of which was filed with the SEC on November 19, 2004 as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-120614).

There is no arrangement or understanding between Ms. Sud and any other persons pursuant to which she was elected as a director. In addition, Ms. Sud is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

Disclosure Channels to Disseminate Information

The Company disseminates information to the public about the Company, its products, services and other matters through various channels, including the Company’s website (www.dolby.com), investor relations website (http://investor.dolby.com), SEC filings, press releases, public conference calls and webcasts, in order to achieve broad, non-exclusionary distribution of information to the public. The Company encourages investors and others to review the information it makes public through these channels, as such information could be deemed to be material information.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Dolby Laboratories, Inc. dated May 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ ANDY SHERMAN
Andy Sherman
Executive Vice President, General Counsel and Corporate Secretary

Date: May 14, 2019